UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2019

MIMECAST LIMITED

(Exact name of registrant as specified in its charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPoint, One Ropemaker Street, Moorgate

London EC2Y 9AW

United Kingdom, EC2Y9AW

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (781) 996-5340

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2019, Mimecast Limited, a company organized under the laws of the Bailiwick of Jersey (the “Company”), announced that Rafe Brown will join the Company as Chief Financial Officer effective March 18, 2019 (the “Effective Date”). A copy of this press release is furnished as Exhibit 99.1 to this report.

Before agreeing to join the Company, Mr. Brown, age 50, served as Senior Vice President, Chief Financial Officer and Treasurer of SevOne, Inc. (“SevOne”), a provider of network and infrastructure management, since December 2015. Before joining SevOne, from September 2013 until November 2015, Mr. Brown was Senior Vice President, Chief Financial Officer and Chief Administrative Officer at Pegasystems, Inc. (“Pegasystems”), a publicly traded global business process management software provider. Prior to Pegasystems, Mr. Brown spent nine years at salesforce.com, inc., serving most recently as a Senior Vice President of Finance. Mr. Brown began his public accounting career at Arthur Andersen LLP, followed by PricewaterhouseCoopers. He holds a Master of Accounting from Brigham Young University and a Bachelor of Science in accounting from Southern Utah University. He holds a certified public accounting (CPA) designation.

In connection with his appointment, on February 7, 2019, the Company entered into an offer letter (the “Offer Letter”) with Mr. Brown, which has been approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). The Offer Letter provides the terms of Mr. Brown’s employment as follows:

•	Mr. Brown will be paid an annual base salary of $375,000.

•

Mr. Brown will be eligible to participate in the cash incentive bonus plan for the Company’s executives (the “Executive Incentive Plan”), which provides for quarterly bonuses based on metrics and targets established by the Compensation Committee. The Compensation Committee has set Mr. Brown’s target award at 60% of his annual base salary, or $225,000. For the Company’s Q4 FY 2019 quarter ending March 31, 2019, Mr. Brown will be paid a bonus under the Executive Incentive Plan, if earned, on a pro rata basis based on the number of days he is employed during the quarter.

•

Mr. Brown will receive a one-time equity award as follows: (i) a share option (the “Share Option”) to purchase 180,000 ordinary shares of the Company, such Share Option to vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and the remainder vesting on a quarterly basis until fully vested; and (ii) a restricted share unit (the “RSU”) for 50,000 ordinary shares of the Company, such RSU to vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and the remainder vesting on an annual basis until the RSU is fully vested on the fourth anniversary of the date of grant. In accordance with the Company’s equity granting policies, the Share Option and the RSU will be granted to Mr. Brown on April 1, 2019 (the first trading day of the month following his hire), assuming that Mr. Brown is employed by the Company on that date.

•

In the event that Mr. Brown’s employment is terminated by the Company, or any successor company, without cause (as defined in the Offer Letter) or he resigns for good reason (as defined in the Offer Letter), in either case subject to the execution and non-revocation of a release in favor of the Company, then he will continue to receive his base salary, target bonus and health and dental insurance benefits for six months following the date of termination.

•

In the event of a change in control of the Company (as defined in the Offer Letter), 50% of the unvested portion of all share options and other share-based awards held by Mr. Brown shall immediately accelerate and vest. In addition, in the event that within one year following a change in control, Mr. Brown’s employment is terminated by the Company or any successor without cause or Mr. Brown terminates his employment for good reason, all unvested share options and other share-based awards held by Mr. Brown will immediately accelerate and vest.

Mr. Brown is expected to enter into the Company’s standard confidentiality and non-disclosure agreement, which contains a non-compete clause and non-solicitation clause.

In connection with joining the Company as the Chief Financial Officer, Mr. Brown will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (File No. 333-207454) filed with the Securities and Exchange Commission on October 16, 2015. Pursuant to the terms of this indemnification agreement, the Company may be required, among other things, to indemnify Mr. Brown for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by him in any action or proceeding arising out of his respective service as on officer of the Company.

Since April 1, 2017, Mr. Brown has not been a participant in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000. Mr. Brown does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Brown and any other person pursuant to which he was elected as the Company’s Chief Financial Officer, effective as of the Effective Date, that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is summary in nature and is qualified in its entirety by the text of the Offer Letter, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Peter Campbell, the Company’s current Chief Financial Officer, has entered into the Company’s standard vendor consulting agreement, pursuant to which he has agreed to provide consulting services to the Company related to the transition of the Chief Financial Officer role from him to Mr. Brown from his last day of employment on March 31, 2019 through May 31, 2019 (the “Consulting Period”). In consideration of such services, the Company will pay Mr. Campbell a monthly consulting fee equal to his current monthly salary plus his pro rata bonus through the end of the Consulting Period, and will continue to pay the employer portion of his health and dental insurance premiums as if he were an employee through December 31, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Offer Letter between Mimecast Limited and Rafe Brown, dated February 7, 2019.

99.1	Press Release of Mimecast Limited dated February 11, 2019 entitled “Rafe Brown joins Mimecast as New Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMECAST LIMITED

Dated: February 11, 2019	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel